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                                                                  Exhibit 10.5
WHEN RECORDED MAIL TO

Clifford Chance US LLP
200 Park Avenue
New York, New York 10166-0153
Attn: David C. Djaha, Esq.
      (005997-10)                  SPACE ABOVE THIS LINE FOR RECORDER'S USE

                         ASSIGNMENT OF LEASES AND RENTS

         THIS ASSIGNMENT (herein so called), made as of the 30th day of October, 2003, by SPANISH BROADCASTING SYSTEM INC., a New Jersey corporation, whose address is 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133,
Attention: Joseph A. Garcia ("ASSIGNOR"), to LEHMAN COMMERCIAL PAPER INC., a New York corporation having an address at 3 World Financial Center, New York, New York 10285, as administrative agent for the lenders from time to time parties to the Credit Agreement (as hereinafter defined) (the "LENDERS"), together with its successors, assigns and transferees ("ASSIGNEE").

                                    Recitals:

         The following recitals are true and correct:

         WHEREAS, Spanish Broadcasting System, Inc., a Delaware corporation ("BORROWER"), Lenders and Assignee, in its various capacities set forth therein, have entered into that certain Credit Agreement dated of even date herewith (as the same may be amended or restated from time to time, the "CREDIT AGREEMENT"), pursuant to which, and subject to the terms and conditions set forth therein, the Lenders have agreed to make certain revolving and term loans to Borrower (the "LOANS") pursuant to certain revolving and term credit facilities made available to Borrower in accordance with Article 2 of the Credit Agreement, the proceeds of which will be used to (i) finance the KXOL Acquisition (ii) pay costs and expenses incurred in connection with the Facilities and with Borrower's issuance of the Preferred Stock, (iii) provide excess cash to Borrower, (iv) fund working capital needs of Borrower and (v) provide funds for other general corporate purposes of Borrower as further described in the Credit Agreement.

         WHEREAS, Assignor and the other Subsidiary Guarantors have agreed to guarantee, among other things, the full payment and performance of all of the Obligations of Borrower and the other Loan Parties contained in the Credit Agreement and the other Security Documents;

         WHEREAS, Borrower, the other Loan Parties, Assignor and each of the other Subsidiary Guarantors share an identity of interests as members of a combined group of companies, and Mortgagor and each of the other Subsidiary Guarantors will derive substantial direct and indirect economic and other benefits from the extension of credit under the Credit Agreement;

         WHEREAS, in order to induce the Lenders to make available to Borrower said revolving and term credit facilities, Assignor has executed and delivered to Assignee that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (hereinafter, together with all amendments thereto and modifications thereof, called the "INSTRUMENT") of even date herewith covering certain real estate located in Los Angeles County, California and more particularly described on Exhibit A

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attached hereto and incorporated herein by reference, together with all buildings, improvements and other property more particularly described in the Instrument, and all fixtures, furnishings, machinery, equipment and other tangible property owned by Assignor and located on or used in connection with such real property (all of which real and personal properties are herein called the "PROPERTY") to secure, among other things, the due and punctual payment and performance of the Secured Obligations (as defined in the Instrument);

         WHEREAS, to further secure the Loans and the prompt and complete payment and performance of the Secured Obligations, Assignee and other Lenders have required that Assignor absolutely assign to Assignee, for itself and on behalf of Lenders, all of Assignor's right, title and interest in, to and under any and all leases (hereinafter collectively referred to as the "LEASES" and singularly as a "LEASE") now or hereafter in existence (as amended or supplemented from time to time) and covering space in or applicable to the Property, and Assignor desires and intends by this Assignment to assign to Assignee all of Assignor's right, title and interest in, to and under the Leases; and

         WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         THEREFORE, Assignor agrees as follows:

         1. Assignor does hereby absolutely and unconditionally grant, transfer, bargain, sell, assign, convey, and set over unto Assignee, its successors and assigns, all of the right, title and interest of Assignor in, to and under the Leases, together with all rents, earnings, income, profits, benefits and advantages arising from the Property and from said Leases and all other sums due or to become due under and pursuant thereto, and together with any and all guarantees of or under any of said Leases, and together with all rights, powers, privileges, options and other benefits of Assignor as lessor under the Leases, including, without limitation, the immediate and continuing right to receive and collect all rents, income, revenues, issues, profits, condemnation awards, insurance proceeds, moneys and security payable or receivable under the Leases or pursuant to any of the provisions thereof, whether as rent or otherwise, the right to accept or reject any offer made by any tenant pursuant to its Lease to purchase the Property and any other property subject to the Lease as therein provided and to perform all other necessary or appropriate acts with respect to such Leases as agent and attorney-in-fact for Assignor, and the right to make all waivers and agreements, to give and receive all notices, consents and releases, to take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by any law, and to do any and all other things whatsoever which the Assignor is or may become entitled to do under any such Lease together with all accounts receivable, contract rights, franchises, interests, estates or other claims, both at law and in equity, relating to the Property, to the extent not included in rent earnings and income under any of the Leases. It is intended by Assignor that this Assignment constitute a present, absolute assignment of the Leases, and not an assignment for additional security only. Notwithstanding the provisions of this PARAGRAPH 1, so long as no Event of Default shall exist (and remain uncured), Assignor shall have a license (revocable upon the occurrence of an Event of Default) to occupy the Property as landlord or otherwise and to collect, use and enjoy the rents, issues and profits and other sums payable under and by virtue of any Lease or any guaranty thereof and to enforce the covenants of the Leases and any guaranties thereof, provided that any amounts collected by Assignor shall be held by Assignor in trust for the benefit of Assignee for use in the payment of the Secured Obligations in accordance with the terms of the Security Documents (as defined in the Instrument).

         2. This Assignment is made and given and shall remain in full force and effect until: (a) the payment in full of the Secured Obligations; and
(b) the performance and observance by Borrower and the other Loan Parties of all of the terms, covenants and conditions to be performed or observed by Borrower and the other Loan Parties, as applicable, under the Credit Agreement and the other Security Documents.

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         3.       Assignor represents, warrants, covenants and agrees: (a) that
Assignor has good right and authority to make this Assignment, and Assignor holds the entire and unencumbered rights of the landlord under each of the Leases; (b) that neither Assignor nor, to the best of Assignor's knowledge, any predecessor lessor has heretofore alienated, assigned, pledged or otherwise disposed of or encumbered the Leases, which remains effective as of the date hereof, or any of the sums due or to become due thereunder, and that neither Assignor nor, to the best of Assignor's knowledge, any predecessor lessor has performed any acts or executed any other instruments which might prevent Assignee from operating under any of the terms and conditions of this Assignment or which would limit Assignee in such operation; (c) that Assignor has not accepted or collected rent or any other payments under any Lease, other than required security deposits, for any period subsequent to the current period for which such rent or other payment has already become due and payable; (d) that Assignor has not executed or granted any amendment or modification whatever of any of the Leases, either orally or in writing, which deviate from the Lease terms shown in any rent roll (the "RENT ROLL") delivered by Assignor to Assignee; (e) that there is no default under any of the Leases now existing, if any, and no event has occurred and is continuing which, with the lapse of time or the giving of notice or both, would constitute an event of default under any of the Leases; (f) that Assignor will observe, perform and discharge, duly and punctually, the Secured Obligations and all and singular the obligations, terms, covenants, conditions and warranties of the Security Documents and any Lease, on the part of Assignor to be kept, observed and performed; (g) to enforce the performance of each and every material obligation, term, covenant, condition and agreement in said Leases by any tenant to be performed; (h) to appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with said Leases, or the obligations, duties or liabilities of Assignor or any tenant thereunder, and upon request by Assignee to do so in the name and on behalf of Assignee, but at the expense of Assignor; (i) that Assignor will, upon the request of Assignee, execute and deliver to Assignee such further instruments and do and perform such other acts and things as Assignee may deem reasonably necessary or appropriate to make effective this Assignment and the various covenants of Assignor herein contained, and to more effectively vest in and secure to Assignee the sums due or hereafter to become due under the Leases, including, without limitation, the execution of such additional assignments as shall be deemed necessary by Assignee effectively to vest in and secure to Assignee all rents, income and profits from any and all Leases; (j) that Assignor will from time to time, upon Assignee's request, deliver to Assignee a true, correct and complete copy of each and every Lease then affecting all or any portion of the Property; and (k) that in the event any warranty or representation of Assignor herein shall be false or misleading in any material respect or materially inaccurate, or Assignor shall default in the observance or performance of any obligation, term, covenant or condition hereof in any material respect, then, in each instance at the option of Assignee, the same shall constitute and be deemed to be an Event of Default, thereby giving Assignee the absolute right and option to exercise any and all rights and remedies provided hereunder and under the other Security Documents, as well as such remedies as may be available at law or in equity.

         4. Except as otherwise provided in the Credit Agreement, Assignor covenants and agrees that it will not, without in each instance the prior written consent of Assignee: (a) enter into any Lease; (b) cancel any Lease or accept a surrender thereof; (c) reduce the rent payable under any Lease or accept payment of any installment of rent in advance of the due date thereof;
(d) change, amend, alter or modify any Lease or any of the terms or provisions thereof, or grant any concession in connection therewith, in each case in any manner adverse to Assignee; (e) consent to the release or reduction of the obligations of the tenant under any Lease; (f) assign, pledge, encumber or otherwise transfer any Lease or Assignor's rights thereunder; (g) consent to an assignment of tenant's interest under any Lease or to a subletting thereof, except to the extent any such assignment or subletting is specifically authorized by such Lease; or (h) incur any indebtedness to the tenant or guarantor of any Lease, for borrowed money or otherwise, which may under any circumstances be availed of as an offset against the rent or other payments due thereunder; and any of the above acts, if done without the consent of Assignee, shall be, at the option of Assignee, null and void and shall constitute a default hereunder.

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         5.       Upon the occurrence of an Event of Default, Assignor hereby consents to and irrevocably authorizes and directs the tenants under the Leases and any successor to the interest of any of said tenants, upon demand and notice from Assignee of the existence of an Event of Default and Assignee's right to receive the rents and other amounts due under such Leases, to pay to Assignee the rents and other amounts due or to become due under the Leases, and said tenants shall have the right to rely upon such demand and notice from Assignee and shall pay such rents and other amounts to Assignee without any obligation or right to determine the actual existence of any Event of Default claimed by Assignee as the basis for Assignee's right to receive such rents and other amounts and notwithstanding any notice from or claim of Assignor to the contrary, and Assignor shall have no right to claim against said tenants for any such rents and other amounts so paid by said tenants to Assignee.

         6. Upon the occurrence of an Event of Default, the right and license granted to Assignor in PARAGRAPH 1 above shall be automatically revoked and Assignee or its agent, at Assignee's option, shall have the complete right, power and authority (a) upon delivery of written notice by Assignee to Assignor of such Event of Default (containing a statement that Assignee shall exercise its rights hereunder), without taking possession, to demand, collect and receive and sue for the rents and other sums payable under the Leases and, after deducting all reasonable costs and expenses of collection (including, without limitation, attorneys' fees) as determined by Assignee, apply the net proceeds thereof to the payment of the Secured Obligations, in such manner and priority as Assignee shall determine, to the extent not inconsistent with the terms of the other Security Documents; (b) to exercise any or all of the rights and remedies contained in the Security Documents; and (c) without regard to the adequacy of the security, with or without process of law, personally or by agent or attorney, or by a receiver to be appointed by court, then and thereafter to enter upon, take and maintain possession of and operate the Property, or any part thereof, together with all documents, books, records, papers, and accounts relating thereto and exclude Assignor and its agents and servants therefrom, and hold, operate, manage and control the Property, or any part thereof, as fully and to the same extent as Assignor could do if in possession and in such event, without limitation and at the expense of Assignor, from time to time cause to be made all necessary or proper repairs, renewals, replacements, useful alterations, additions, betterments and improvements to the Property, or any part thereof, as Assignee deems judicious, and pay taxes, assessments and prior or proper charges on the Property, or any part thereof, and insure and reinsure the same, and lease the Property, or any part thereof, for such terms and on such terms as Assignee deems desirable, including Leases for terms expiring beyond the maturity date of any of the Secured Obligations and cancel any Lease or sublease thereof for any cause or on any ground which would entitle Assignor to cancel the same.

         7. After payment of all proper charges and expenses, including the just and reasonable compensation for the services of Assignee, its attorneys, agents, clerks, servants and others employed by Assignee in connection with the operation, management and control of the Property and the conduct of the business thereof after an of Default, and such further sums as may be sufficient to indemnify Assignee and its agent from and against any liability, loss or damage on account of any matter or thing done in good faith in pursuance of the rights and powers of Assignee hereunder, Assignee may, at its option, credit the net amount of income which Assignee may receive by virtue of this Assignment and from the Property to any and all amounts due or owing to Assignee from Borrower or the other Loan Parties under the terms and provisions of the Credit Agreement and the other Security Documents. The balance of such net income shall be released to or upon the order of Assignor. The manner of the application of such net income and the item or items which shall be credited shall be within the sole discretion of Assignee, in accordance with the Credit Agreement and the other Security Documents.

         8. The acceptance by Assignee of this Assignment, with all of the rights, powers, privileges and authority so created, shall neither be deemed or construed to constitute Assignee a mortgagee in possession nor at any time or in any event to impose any obligation whatsoever upon Assignee to appear in or defend any action or proceeding relating to the Leases or the Property, or to take any action

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hereunder, or to expend any money or incur any expenses, or perform or discharge any obligation, duty or liability under the Leases, or to assume any obligation or responsibility for any security deposits or other deposits delivered to Assignor by any tenant and not assigned and delivered to Assignee, or render Assignee or its agent liable in any way for any injury or damage to person or property sustained by any person or entity in, on, or about the Property.

         9. Assignor agrees that the collection of rents and the application thereof as aforesaid or the entry upon and taking of possession of the Property, or any part thereof, by Assignee or its agent shall not cure or waive any Event of Default, or waive, modify or affect any notice of default under any of the Security Documents, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by Assignee or its agent, once exercised, shall continue for so long as Assignee shall elect. If Assignee shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent default.

         10. The rights and remedies of Assignee hereunder are cumulative and not in lieu of, but are in addition to, any rights or remedies which Assignee shall have under any of the other Security Documents, or at law or in equity, which rights and remedies may be exercised by Assignee either prior to, simultaneously with, or subsequent to, any action taken hereunder. The rights and remedies of Assignee may be exercised from time to time and as often as such exercise is deemed expedient, and the failure of Assignee to avail itself of any of the terms, provisions and conditions of this Assignment for any period of time, at any time or times, shall not be construed or deemed to be a waiver of any rights under the terms hereof.

         11. The right of Assignee to collect and receive the rents assigned hereunder or to take possession of the Property, or to exercise any of the rights or powers herein granted to Assignee shall, to the extent not prohibited by law, also extend to the period from and after the filing of any suit to foreclose the lien created under any of the other Security Documents which cover the Property, including any period allowed by law for the redemption of the Property after any foreclosure sale.

         12. In addition to the above, upon the occurrence of an Event of Default, Assignor expressly consents to the appointment of a receiver for the Property, without notice, either by the Assignee or a court of competent jurisdiction, to take all acts in connection with the Property permitted by law or in equity and to deduct from any and all rents received from the Leases a reasonable fee, not to exceed the statutory amount, if any, in the county wherein the Property is located, to compensate such receiver for its actions.

         13. Except for any notice required under applicable law to be given in another manner, any notice provided for in this Assignment from one party to another party shall be given in accordance with Section 10.2 of the Credit Agreement, and deemed effective as specified in the Credit Agreement.

         14. ASSIGNOR AGREES TO INDEMNIFY, DEFEND AND HOLD ASSIGNEE AND LENDERS HARMLESS OF, FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, DAMAGE OR EXPENSE, WHICH ASSIGNEE OR ANY LENDER MAY OR MIGHT INCUR UNDER OR BY REASON OF THIS ASSIGNMENT, AND OF AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST ASSIGNEE OR ANY LENDER BY REASON OF ANY ALLEGED OBLIGATION OR UNDERTAKING ON THE PART OF ASSIGNEE OR ANY LENDER TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN THE LEASES; PROVIDED, THAT ASSIGNOR SHALL NOT BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ASSIGNEE OR ANY LENDER. SHOULD ASSIGNEE OR ANY LENDER INCUR ANY SUCH LIABILITY, LOSS OR DAMAGE UNDER OR BY REASON OF THIS ASSIGNMENT, OR IN THE DEFENSE OF ANY SUCH

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CLAIMS OR DEMANDS, THE AMOUNT THEREOF, INCLUDING COSTS, EXPENSES AND REASONABLE
ATTORNEYS' FEES, TOGETHER WITH INTEREST THEREON FROM THE DATE OF DISBURSEMENT UNTIL THE DATE OF ACTUAL PAYMENT AT THE MAXIMUM RATE PERMITTED UNDER APPLICABLE LAW, SHALL BE SECURED BY THIS ASSIGNMENT AND BY THE INSTRUMENT, AND ASSIGNOR SHALL REIMBURSE ASSIGNEE OR THE AFFECTED LENDER, AS APPLICABLE, THEREFOR IMMEDIATELY UPON DEMAND, AND UPON FAILURE OF ASSIGNOR SO TO DO, ASSIGNEE MAY DECLARE THE SECURED OBLIGATIONS IMMEDIATELY DUE AND PAYABLE.

         15. To the extent permitted by the Credit Agreement, Assignee shall have the right to assign, in whole or in part, the Credit Agreement, this Assignment and any other Security Document and all of its rights hereunder and thereunder, and all of the provisions herein and therein shall continue to apply to the Secured Obligations.

         16. All representations, warranties, covenants, powers and rights herein contained shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and permitted assigns.

         17. This Assignment may be executed, acknowledged and delivered in any number of counterparts and each such counterpart shall constitute an original, but together such counterparts shall constitute only one instrument.

         18. If any one or more of the provisions of this Assignment, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Assignment and all other applications of any such provision shall not be affected thereby.

         19. Upon a sale, conveyance, transfer or exchange of all or a part of the Property, the term "ASSIGNOR" as used herein shall include the transferee or grantee in such transaction. The preceding sentence shall not be deemed to permit any sale, conveyance, transfer or exchange which is prohibited or restricted by the terms of any other Security Document.

         20. The laws of the jurisdiction in which the Property is located shall govern this Assignment, without regard to the conflict of laws principles of such jurisdiction.

         21. If there is any conflict between the terms of this Assignment and the terms of PARAGRAPH 25 of the Instrument, the terms of this Assignment shall control.

         22. ASSIGNOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TRUSTOR MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS ASSIGNMENT, THE INSTRUMENT OR ANY OTHER SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                [remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

                               ASSIGNOR:

                               SPANISH BROADCASTING SYSTEM INC.,
                               a New Jersey corporation

                               By:   /s/ Joseph A. Garcia
                                     -----------------------------------------
                                     Joseph A. Garcia
                                     Executive Vice President, Chief Financial
                                     Officer and Secretary

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State of New York

County of New York

         On October ____, 2003, before me,_____________________________________, personally appeared Joseph A. Garcia, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person, acted, executed the instrument.

WITNESS my hand and official seal.

                                    ____________________________________________
                                    Signature

(NOTARY SEAL)

My Commission Expires: _______________________

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                                    EXHIBIT A

                              PROPERTY DESCRIPTION

Lots 1 and 2 in Block 2 of Tract No. 7260, in the City of Los Angeles, County of Los Angeles, State of California, as per Map recorded in Book 78, Pages 64 and 65 of Maps, in the Office of the County Recorder of said County.

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